                                                                  EXHIBIT 10.29

                             MANUFACTURER AGREEMENT


AGREEMENT, between MERITOR CREDIT CORPORATION, a New York corporation ("Lender"), having a principal place of business at 101 Merritt 7, Norwalk, Connecticut, and Manufacturer named below.

WHEREAS, Manufacturer wishes to make manufactured homes available to its dealers; and

WHEREAS, Lender has agreed to extend a wholesale financing accommodation to dealers pursuant to which Lender will pay Manufacturer's invoices on behalf of dealers; and

WHEREAS, Lender wishes to require Manufacturer to reimburse Lender for amounts due and unpaid by dealers to Lender and/or repurchase homes under certain circumstances.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained therein, the parties hereto agree as follows:

1. Prior to shipping any manufactured home ("Product") to any one of its dealers ("Dealer"), Manufacturer will obtain Lender's oral approval. At the time of shipping of Product to Dealer, Manufacturer will provide Lender with the original invoice and certificate or origin. Manufacturer warrants that (a) its invoice represents a bona fide order by Dealer; (b) title to Product is clear of all liens and encumbrances; (c) the invoice is true and accurate and does not contain items not sold with Product; (d) the invoice is not inflated above published wholesale price (Manufacturer's cost plus reasonable profit for Manufacturer); (e) the invoice does not include dealer's rebate, unless full disclosure of such is made; (f) the invoice complies with the Uniform Invoicing Code of the Manufactured Housing Institute; (g) the Product is new and has not been used as a dwelling by any person or used commercially for any purpose other than display and/or demonstration; and (h) no Product is unsalable due to a manufacturing defect or non-compliance with the National Manufactured Home Construction and Safety Standards Act of 1974. Upon breach of any of the above warranties (a) through (h), at any time, Manufacturer agrees to pay Lender, upon demand, the present balance owed by Dealer to Lender for Product plus interest at the rate paid by Dealer to Lender.

2. Lender will advance Manufacturer 100% of the wholesale invoice amount or such portion thereof as has been agreed upon in writing in advance by Lender, Dealer and Manufacturer.

3. Lender will require Dealer to obtain and maintain insurance against loss by fire, theft, and physical damage for the wholesale invoice amount of each Product.

4. Whenever Lender repossesses a Product from Dealer for any reason, Lender will notify Manufacturer verbally of such repossession and issue a repurchase request to Manufacturer advising Manufacturer where Product is available for reclamation. Manufacturer will be required to repurchase such Product at a repurchase price determined as follows:

     Single Section Products - The original invoice amount:

          (a) less 2% of the original invoice amount for each 30 day period from date of delivery of Product to Dealer to date of repurchase, starting with the fourth 30 day period, and, in addition, Lender will be allowed another 30 day period for administrative processing before any reductions from the original invoice amount are made;

          (b) plus up to one month's past due interest charges earned by Lender and uncollected from Dealer.

     Multi Section Products - The original invoice amount:

          (a) less 2% of the original invoice amount for each 30 day period from date of delivery of Product to Dealer to date of repurchase, starting with the sixth 30 day period, and, in addition, Lender will be allowed another 30 day period for administrative processing before any reductions from the original invoice amount are made;

          (b) plus up to one month's past due interest charges earned by Landlord and uncollected from Dealer.

     Manufacturer's obligation to repurchase a Product under this Paragraph 4 will remain in effect for 365 days (12 months) from date of delivery for single section Products, and for 455 days (15 months) from date of delivery for multi-section Products.

5. Whenever Lender issues a repurchase request to Manufacturer, Manufacturer agrees to take possession of Product within 10 days of notice, and to pay Lender in accordance with this Agreement within 20 days of such notice. If Manufacturer does not take possession within 10 days of notice, Manufacturer agrees to reimburse Lender for costs incurred in providing physical protection for Product.

6. Whenever Lender repossesses and Manufacturer is required to repurchase a Product, Manufacturer will reimburse Lender for reasonable costs and expenses not to exceed $75.00 per single section Product and $150.00 per multi section Product, regardless of the number of Products repossessed.

7. Upon reimbursement of Lender or repurchase of a Product under the terms of this Agreement, Manufacturer will be subrogated to a corresponding portion of Lender's rights against Dealer with respect to such Product and the security or title retention instrument covering such Product, and Lender agrees to execute and deliver such assignments and other documents relating thereto as Manufacturer may request. Any such reimbursement or repurchase by Manufacturer will not constitute a sale or disposition under the Uniform Commercial Code. Following any such reimbursement or repurchase, Manufacturer will have the duties of a secured party under the Uniform Commercial Code.

8. Periodically, but at least annually, Lender will, upon request, provide Manufacturer with a report detailing Manufacturer's contingent liability under this Agreement.

9. In the event that Manufacturer fails to make any payment due to Lender under this Agreement on a timely basis, Lender will have an immediate right of set-off against any money or other property of Manufacturer in Lender's possession.

10. Manufacturer agrees to indemnify and hold Lender harmless from any and all expenses, claims or damages of whatever kind or nature, including reasonable attorney's fees, relating to or arising out of any claim against Lender for breach of warranty or product liability with respect to Products.

11. This Agreement will inure to the benefit of and bind the parties hereto, their successors and assigns, and all of their subsidiaries whether now existing or hereafter formed, and shall be effective until terminated by either party at any time upon 10 days' written notice to the other, but termination will not relieve either party from obligations assumed prior to the effective date of said termination notice.

12. This Agreement is not intended to and does not set up any third party beneficiary rights on behalf of any Dealer.

13. All parties to this Agreement hereby waive any and all rights to a trial by jury in any action or proceeding, whether in law or in equity, arising out of or related to this Agreement.

14. The parties may submit to arbitration any controversy or claim arising out of or relating to this Agreement, or the breach thereof, and any such controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

15. Either party to this Agreement will be entitled to all costs of suit, including reasonable attorney's fees, upon prevailing in any action or proceeding brought to enforce any provision of this Agreement.

16. Time is of the essence with respect to Manufacturer's performance of its obligations hereunder.

17. If any provision of this Agreement should be held to be invalid or unenforceable by any court, the validity and enforceability of the remaining provisions will not be affected.

18. This Agreement supersedes any prior agreement between the parties, constitutes the entire agreement, and may not be modified or amended except in writing. Notwithstanding the foregoing, the terms and conditions of any prior agreement as it relates to any Product shipped prior to the execution of this Agreement will remain in effect.

19. All notices which are required to be given under this Agreement will be addressed to Manufacturer and Lender, postage prepaid, as follows:


            TO MANUFACTURER:              Bellcrest Homes, Inc.
                                          P.0. Box 630
                                          Millen, GA 30442
                                          Attn:  Glinn H. Spann President

            TO LENDER:                    MERITOR CREDIT CORPORATION
                                          101 Merritt 7, First Floor
                                          Norwalk Connecticut 06851
                                          Attn:  Manufactured Housing, with a
                                          copy to General Counsel

20. This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut. The parties hereto have accepted this Agreement on the dates set forth below:


                                Manufacturer:       Bellcrest Homes, Inc.
                                By:               _________________________
                                Title:            President
                                Address:          P.0. Box 630
                                                  Millen, GA 30442
                                Date:             January 16, 1987



MERITOR CREDIT CORPORATION


By:__________________________
Title:_______________________
Date:________________________


21. Manufacturer will not be required to repurchase a product if title thereto has been transferred or assigned by a Dealer to a retail buyer in the ordinary course of business who has accepted delivery of and used such Product.

                                    EXHIBIT A
                 LIMITED ADDENDUM TO THE MANUFACTURER AGREEMENT

The Manufacturer Agreement between Ford Motor Credit Company, successor in interest to Meritor Credit Corporation, f.k.a. PSFS Credit Corporation, and BELLCREST HOMES, INC., dated 1/6/87, is amended as follows:

     Paragraph 4, Single Section Products, subparagraph (a):

          1.   The figure 2% Is changed to 3%
          2. The term "starting with the fourth 30 day period" is changed to "starting with the ninth 30 day period."

     Paragraph 4, Multi Section Products, subparagraph (a):

          1.   The figure 2% is changed to 3%
          2. The term "starting with the sixth 30 day period" is changed to "starting with the ninth 30 day period."

These changes are limited to repurchases from the following dealer(s):

          Greeson Homes Corp., Inc.
          (all locations)

Except as amended hereby, said Manufacturer Agreement remains in full force and effect.

Firm Name: Bellcrest Homes, Inc.                 Ford Motor Credit Company

By:_________________________                     By:___________________________

Title:______________________                     Title:________________________

Date:________________________                    Date:_________________________